Exhibit 4(c)
                                                     EXECUTION COPY



                 FIRST SUPPLEMENTAL INDENTURE


           FIRST SUPPLEMENTAL INDENTURE, dated as of March 18, 1998 (this "Supplemental Indenture"), between EMCOR Group, Inc, a Delaware corporation (the "Issuer") and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee").


                     W I T N E S S E T H:


           WHEREAS, the Issuer and the Trustee are parties to an Indenture dated as of March 18, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture");

           WHEREAS, the Board of Directors of the Issuer has adopted a Board Resolution permitting the Issuer to issue $115,000,000 in aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2005 in the form attached hereto as Exhibit A (the "Notes"), which Notes shall constitute a series of Securities under the Indenture; and

           WHEREAS, the Issuer has requested the Trustee and the Trustee has agreed to join in the execution of this Supplemental Indenture in accordance with the terms of Section 8.1 of the Indenture and subject to the conditions set forth herein;

           NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

                         ARTICLE ONE
                         DEFINITIONS

           SECTION 1.01. Certain Definitions Incorporated by Reference. Unless otherwise defined herein, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture and the form of Note attached hereto as Exhibit A and incorporated herein by reference.

           SECTION 1.02. Amendments to Article One of the Indenture. Article One of the Indenture is hereby amended in respect of the Notes and only in respect of the Notes, by adding thereto, and replacing where applicable, or by amending the following definitions in their appropriate alphabetical order:

           "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

           "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

           "Change of Control" means the occurrence of any of the following events: (i) any merger or consolidation of the Issuer with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Issuer, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction or series of related transactions, any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of the Issuer, (iii) when, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office, (iv) a sale or disposition, whether directly or indirectly, by the Issuer of all or substantially all of its assets, or (v) the pro rata distribution by the Issuer to its stockholders of substantially all of its assets.

           For purposes of this definition of "Change of Control," (i) the terms "person" and "group" shall have the meaning used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

           "Common Stock" means the Issuer's common stock, par value $0.01 per share, or as such stock may be reconstituted from time to time.

           "Conversion Price" shall have the meaning set forth in Section 14.4.

           "Conversion Shares" shall have the meaning set forth in Section 14.5(k).

           "Date of Conversion" shall have the meaning set forth in Section 14.2.

           "Distribution Date" shall have the meaning set forth in Section 14.5(k).

           "Indebtedness" with respect to any person, means, without duplication:

      (a)(i) the principal of, premium, if any, and interest, if any, on indebtedness for money borrowed of such person, indebtedness of such person evidenced by bonds, notes, debentures or similar obligations, and any guaranty by such person of any indebtedness for money borrowed or indebtedness evidenced by bonds, notes, debentures or similar obligations of any other person, whether any such indebtedness or guaranty is outstanding on the date of the Indenture or is thereafter created, assumed or incurred, (ii) obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance, surety bond or similar credit transaction and any guaranty by such person of any such reimbursement obligation, (iii) the principal of and premium, if any, and interest, if any, on indebtedness incurred, assumed or guaranteed by such person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets, (iv) lease obligations that such person capitalized in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect,
(v) any indebtedness of such person representing the balance deferred and unpaid of the purchase price of any property or interest therein (except any such balance that constitutes an accrued expense or trade payable) and any guaranty, endorsement or other contingent obligation of such person in respect of any indebtedness of another that is outstanding on the date of the Indenture or is thereafter created, assumed or incurred by such person and (vi) obligations of such person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements and guaranties of such obligations; and

      (b) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) above.

           "Interest Payment Date" means the stated due date of an installment of interest on the Securities. With respect to the Notes, interest is payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 1998.

           "Issue Date" means the date on which the Notes are originally issued and authenticated under the Indenture.

           "Last Sale Price" shall have the meaning set forth in Section 14.3.

           "Notice  of  Default"  shall  mean a  written  notice as set forth in
Section 5.1(d) or 5.1(g) of the Indenture, as amended by Sections 2.3(b) and (c) hereof.

           "Repurchase Date" shall have the meaning set forth in Section 15.1.

           "Repurchase Offer" shall have the meaning set forth in Section 15.1.

           "Repurchase Offer Period" shall have the meaning set forth in Section 15.1(b).

           "Repurchase Price" shall have the meaning set forth in Section 15.1.

           "Repurchase Put Date" shall have the meaning set forth in Section 15.1(f)(v).

           "Stated Maturity" when used with respect to any Note, means April 1, 2005.

           "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the New York Stock Exchange.

                         ARTICLE TWO
               TERMS AND ISSUANCE OF THE NOTES

           Section 2.01. Form of Notes; Incorporation of Terms. The Notes shall initially be issued in global form, in denominations of $1,000 and integral multiples thereof, substantially in the form of Exhibit A attached hereto. The terms of such Notes are herein incorporated by reference and are part of this Supplemental Indenture.

           Section 2.02. Issue of Notes. A series of Securities which shall be designated the "5 3/4% Convertible Subordinated Notes due 2005" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Supplemental Indenture (including the form of Note set forth as Exhibit A hereto).

           Upon receipt of an Issuer Order, the Trustee shall authenticate Notes for original issue in the aggregate principal amount of $100,000,000 and such additional principal amount, if any, as shall be determined from time to time pursuant to the next sentence of this Section 2.2. Upon receipt by the Trustee of an Officers' Certificate stating that Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") has elected to purchase from the Issuer a specified aggregate principal amount of additional Notes (the aggregate of all such additional Notes not to exceed $15,000,000) pursuant to Section 2 of the Underwriting Agreement dated March 12, 1998 between the Issuer and the Underwriter, the Trustee shall authenticate and deliver such specified aggregate principal amount of additional Notes to or upon the written order of the Issuer as set forth in such Officers' Certificate. Each such Officers' Certificate and executed Notes to be authenticated by the Trustee must be received by the Trustee not later than ten, and in any event at least three full Business Days prior to the proposed date for delivery of such additional Notes. The aggregate principal amount of Notes of the series created hereby which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of the Indenture, exceed $115,000,000.

           Section 2.03. Amendments. Solely as it relates to the Notes, the Indenture is hereby amended as follows. The Indenture is not amended as it relates to any other series of Securities to be issued thereunder.

      (a) Section 5.1(a) is hereby amended by inserting after the word "otherwise" the following language: "including, without limitation, default in the payment of the Repurchase Price on the Repurchase Date in accordance with Article Fifteen, whether or not such payment is prohibited by Article Thirteen".

      (b) Section 5.1(d) is hereby amended by inserting after the word "remedied" the following language: "and stating that such notice is a 'Notice of Default' hereunder,".

      (c) Section 5.1(g) is hereby amended by inserting the number "$15,000,000" in place of the number "$25,000,000" and by inserting the number "30" in place of the number "20".

      (d) Section 5.1(h) is hereby renumbered as Section 5.1(j).

      (e) A new Section 5.1(h) is hereby added immediately following Section 5.1(g) and shall read as follows: "the failure by the Issuer to perform any conversion of the Securities required under this Indenture, and the continuance of such failure for a period of 30 days, whether or not such payment or conversion is prohibited by Article Thirteen; or".

      (f) Section 5.1(i) is hereby added  immediately  following  Section 5.1(h)
      and shall read as follows: "final unsatisfied judgments not covered by insurance (including self-insurance), or the issuance of any warrant of attachment against any portion of the property or assets of the Issuer or any of its Significant Subsidiaries, aggregating in excess of $15,000,000 at any one time shall have been rendered against the Issuer or any of its Significant Subsidiaries and not have been stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein); or"

      (g) The  following  paragraph  is hereby  inserted  immediately  following
      Section 5.1(j):

           "Notwithstanding the 60-day period and notice requirement contained in Section 5.1(d) above, with respect to a default under Article Fifteen, the 60-day period referred to in Section 5.1(d) shall be deemed to have begun as of the date the notice of Repurchase Offer is required to be sent under Section 15.1(f), so long as the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 5.1(d) to the Issuer and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this Section 5.1, to arise no later than on the Repurchase Date."

      (h) The final paragraph of Section 5.1 is hereby amended and restated in its entirety as follows:

           "Except with  respect to an Event of Default  pursuant to Section 5.1
(a), (b), (c) or (h), the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer by the Issuer, a paying agent or any Securityholder."

      (i) Section 5.8 is hereby amended and restated in its entirety as follows

           "SECTION 5.8 Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default, with respect to Securities of any series then Outstanding, mail to all Holders of Securities of such series, as the names and the addresses of such Holders appear upon the Securities register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 5.8 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) of Section 5.1,
not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (d) or (g) but in the case of any default of the character specified in said clause (d) or (g) no such notice to Securityholders shall be given until at least 60 days after the giving of written notice thereof to the Issuer pursuant to said clause (d) or (g), as the case may be); provided, however, that, except in the case of default in the payment of the principal of or interest, if any, on any of the Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers or both, of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Securityholders."

      (j) The following Article Fourteen, captioned "ARTICLE FOURTEEN CONVERSION OF SECURITIES", is hereby added to the Indenture immediately following Article Thirteen thereof:

           "SECTION 14.1. Conversion Privilege. Subject to and upon compliance with the provisions of this Article Fourteen, at the option of the Holder thereof, any Security may at any time be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities, at the Conversion Price in effect at the Date of Conversion, until and including, but not after the close of business on the Stated Maturity, or unless such Security or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the redemption price in accordance with the terms of this Indenture, in which case, with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase, such Security or portion thereof may be so converted until and including, but not after, the close of business on the Business Day prior to the Redemption Date or Repurchase Date, as applicable, for such Security, unless the Issuer subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

           SECTION 14.2. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Issuer at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any record date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date which occurs within such period, accompanied also by payment to the Issuer of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Security being surrendered for conversion, notwithstanding such conversion; provided, however, that no such payment shall be required with respect to interest payable on April 1, 2001. The Holder of any Security at the close of business on a record date will be entitled to receive the interest payable on such Security on the corresponding Interest Payment Date notwithstanding the conversion thereof after such record date. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any record date to the close of business on the Business Day following the corresponding Interest Payment Date will be payable on the corresponding Interest Payment Date to the registered Holder at the close of business on that record date (notwithstanding the conversion of such Note before the corresponding Interest Payment Date), and a Holder who elects to convert need not include funds equal to the interest paid. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Securities surrendered for conversion shall (if reasonably required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Issuer shall, subject to the provisions of
Section 14.9 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article Fourteen and Cash, as provided in Section
14.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Security shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Issuer shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Issuer shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

           SECTION 14.3. Fractional Interest. No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 14.3, be issuable on the conversion of any Security or Securities, the Issuer shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as quoted on the Nasdaq National Market (or if not quoted thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the Nasdaq National Market (or if not quoted thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Issuer, shall be used.

           SECTION 14.4. Conversion Price. The price per share of Common Stock issuable upon conversion of the Securities shall initially be $27.34 (or $27.34 in principal amount of Securities for each such share of Common Stock) (the "Conversion Price").

     SECTION 14.5. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

      (a) In case the Issuer shall (1) make or pay a dividend (or other distribution) in shares of Common Stock on any class of Capital Stock of the Issuer, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (i) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

      (b) In case the Issuer shall issue rights, options or warrants to all or substantially all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection
(f) below) on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

           (i) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

           (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

           (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

Such adjustment shall become effective immediately, except as provided in subsection (i) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Issuer as described in this subsection (b) are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this subsection (b) until such triggering events occur.

      (c) In case the Issuer or any Subsidiary of the Issuer shall distribute to all or substantially all holders of Common Stock, any of its assets, evidences of indebtedness, cash or other assets or shares of Capital Stock other than Common Stock (including securities, but other than (x) dividends or distributions exclusively in cash or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (f) below) on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Issuer whose determination shall be conclusive) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (i) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the fair market value of the assets, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (c) and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

      (d) In case the Issuer or any Subsidiary of the Issuer shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with
(c) above, or cash  distributed  upon a merger or consolidation to which Section
14.6 applies) to all or substantially all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender or exchange offer by the Issuer or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Issuer's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection
(f) below) times the number of shares of Common Stock then outstanding) on the record date of such distribution, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the cash so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such amount of cash by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (d), and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

      (e) In case there shall be completed a tender or exchange offer made by the Issuer or any Subsidiary of the Issuer for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect for which no Conversion Price adjustment pursuant to this subsection (e) has been made and
(ii) the aggregate amount of any all-cash distributions referred to in subsection (d) of this Section 14.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no conversion price adjustment pursuant to such subsection (d) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

      For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be determined by the Board of Directors of the Issuer (whose determination shall be conclusive) and described in a Board Resolution.

      (f) For the purpose of any computation under subsections (b), (c), (d) and
(e) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Issuer commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the " 'ex' date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 14.3 hereof, the fair value of the Common Stock on such day, as determined by the Board of Directors of the Issuer (whose determination shall be conclusive), shall be used. For purposes of this paragraph, the term " 'ex' date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the Nasdaq National Market (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

      (g) In addition to the foregoing adjustments in subsections (a), (b), (c),
(d) and (e) above, the Issuer will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

      (h) In the event the Issuer elects to make such a reduction in the Conversion Price, the Issuer will comply with the requirements of Rule 14e-1 of the Exchange Act and any other Federal and state laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price of the Notes; provided that any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

      (i) In any case in which this Section 14.5 shall require that an adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, the Issuer may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Issuer shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 14.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock and other Capital Stock of the Issuer (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Issuer issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 14.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Issuer (or other assets or securities) issuable on such conversion.

      (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided, that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fourteen shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of Securities at his address as the same appears on the registry books of the Issuer. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the conversion Price and may assume without inquiry that the last Conversion Price of which the Trustee has knowledge remains in effect.

      (k) In the event that the Issuer distributes rights (including rights to distributions referred to by paragraphs (c) and (d) of this Section 14.5 to the extent this paragraph (k) applies thereto) or warrants (other than those referred to in subsection (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Issuer, the Issuer shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

           SECTION 14.6. Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets. If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Issuer with or into any other Person, or the merger of any other Person with or into the Issuer (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Issuer (computed on a consolidated basis), then the Issuer, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Issuer failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided, that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Issuer held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 14.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Fourteen. If, in the case of any such consolidation, merger, sale or conveyance, securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property
(including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Issuer shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 14.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

      Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at his address as the same appears on the registry books of the Issuer.

      Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Ten hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

           SECTION 14.7. Notice of Certain Events.  In case:

      (a) the Issuer shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

      (b) the Issuer shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

      (c) the Issuer shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Issuer is a party and for which approval by any stockholders of the Issuer is required, or the sale or conveyance of all or substantially all the property or business of the Issuer;

      (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer; or

      (e) the Issuer or any of its Subsidiaries shall complete an Offer;

then, the Issuer shall cause to be filed at the office or agency maintained as provided in Section 3.2 hereof, and shall cause to be mailed to each Holder of Securities, at such Holder's address as it shall appear on the registry books of the Issuer, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

           SECTION 14.8. Taxes on Conversion. The Issuer will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Issuer the amount of any such tax or has established, to the satisfaction of the Issuer, that such tax has been paid. The Issuer extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

           SECTION 14.9. Issuer to Provide Stock. The Issuer shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Issuer from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Issuer.

      If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Issuer covenants that it will in good faith and as expeditiously as possible use its best efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 14.9 shall be deemed to limit in any way the obligations of the Issuer provided in this Article Fourteen.

      Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Issuer will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Issuer may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

      The Issuer covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Issuer and free of preemptive rights.

           SECTION 14.10. Disclaimer of Responsibility for Certain Matters. Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 14.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Issuer to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to Article Fourteen hereof, to comply with any of the covenants of the Issuer contained in this Article Fourteen.

           SECTION 14.11. Return of Funds Deposited for Redemption of Converted Securities. Any funds which at any time shall have been deposited by the Issuer or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article Fourteen, shall after such conversion be repaid to the Issuer by the Trustee or such other paying agent."

     (k) The following Article Fifteen, captioned "ARTICLE FIFTEEN RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL", is hereby added to the Indenture immediately following Article Fourteen thereof:

           "SECTION 15.1. Repurchase of Securities at Option of the Holder Upon a Change of Control. In the event that a Change of Control occurs, the Issuer shall be required to commence an irrevocable and unconditional offer to purchase all outstanding Securities (a "Repurchase Offer"), and each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Issuer to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to (but excluding) the Repurchase Date.

      The Issuer shall comply with the  following  procedures  set forth in this
Section 15.1 with respect to any such Repurchase Offer:

      (a) the Repurchase Offer shall commence within 25 Business Days following a Change of Control;

      (b) the Repurchase Offer shall remain open for 20 Business Days following its commencement (the "Repurchase Offer Period"). If required by applicable law, the Repurchase Date and the Repurchase Offer Period may be extended as so required; however, if so extended, it shall nevertheless constitute an Event of Default if the Repurchase Date does not occur within 60 Business Days of the Change of Control;

      (c) upon the expiration of a Repurchase Offer, the Issuer shall purchase all Securities tendered in response to the Repurchase Offer;

      (d) if the Repurchase Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Repurchase Offer;

      (e) the Issuer shall provide the Trustee with notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer; and

      (f) on or before the commencement of any Repurchase Offer, the Issuer or the Trustee (upon the request and at the expense of the Issuer) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

           (i) that the Repurchase Offer is being made pursuant to such notice and this Section 15.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

           (ii) the Repurchase Price (including the amount of accrued and unpaid interest, if any), the Repurchase Date and the Repurchase Put Date (as defined in subsection (v) below);

           (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest, if any;

           (iv) that, unless the Issuer defaults in depositing Cash with the Trustee in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to Article Thirteen, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

           (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the paying agent (which may not for purposes of this Section 15.1, notwithstanding anything in this Indenture to the contrary, be the Issuer or any Affiliate of the Issuer) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Date and
      (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

           (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the paying agent (which may not for purposes of this Section 15.1, notwithstanding anything in this Indenture to the contrary, be the Issuer or any Affiliate of the Issuer) receives, up to the close of business on the Repurchase Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

           (vii) a brief description of the events resulting in such Change of Control.

      Any such Repurchase Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

      On or before the Repurchase Date, the Issuer shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the paying agent Cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest, if any) of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Issuer. The paying agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest, if any), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date."

                        ARTICLE THREE
                        MISCELLANEOUS

      3.01. The Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee shall not assume responsibility for, or be liable in respect of, the correctness thereof. The Trustee makes no representation as to, and shall not be liable or responsible for, the validity or sufficiency of this Supplemental Indenture.

      3.02. Limited Effect. Except as amended or modified hereby in respect of the Notes, all of the provisions, covenants, terms and conditions of the Indenture are ratified and confirmed, and shall remain in full force. In case of a conflict between any provision of the Indenture and any provision hereof, the provision of this Supplemental Indenture shall govern.

      3.03. Counterparts. This Supplemental Indenture may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      3.04. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                          EMCOR GROUP, INC. as Issuer


                        By:_____________________________
                                     Title:


                          STATE STREET BANK AND TRUST COMPANY, as Trustee


                        By:_____________________________
                                     Title:

                                                          EXHIBIT A
                        [FORM OF NOTE]

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.





                      EMCOR GROUP, INC.

          5 3/4% Convertible Subordinated Note due 2005

No. [  ]
CUSIP No. 29084QAC4
Issue Date:

           EMCOR Group, Inc., a Delaware Corporation (the "Issuer"), promises to pay to [____________] or its registered assigns, the principal amount of [______________________]on [_________, _____]. This Note shall not bear interest except as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

           IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its facsimile corporate seal.


                          EMCOR GROUP, INC., as Issuer


                               By:___________________________
                               Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           This is one of the Securities of the series designated herein referred to in the within mentioned Indenture.


Dated:  [_______, 1998]        STATE  STREET  BANK  AND  TRUST
COMPANY,                                  as Trustee


                               By:___________________________
                                    Authorized Signatory

          5 3/4% Convertible Subordinated Note due 2005

     1. Interest. Commencing [_____], 1998, interest on this Note will accrue at the rate of 5 3/4% per annum and will be payable in cash semiannually on each [_______] and [________], commencing [______,__]1998, to Holders of record on the close of business on the immediately preceding [________] and [________]; provided that if the principal amount hereof or any portion of such principal amount is not paid when due, then in each such case the overdue amount shall bear interest at the rate of 5 3/4% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

     2. Method of Payment. Subject to the terms and conditions of the Indenture, payments in respect of the Notes shall be made at the office or agency of the Issuer maintained for that purpose in the City and State of New York. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company (the "Trustee"), will act as paying agent and registrar. The Issuer may appoint and change any paying agent or registrar without notice, other than notice to the Trustee. The Issuer or any of its Subsidiaries or any of their Affiliates may act as paying agent or registrar.

     4. Indenture. The Issuer issued the Notes under an Indenture, dated as of March 18, 1998, between the Issuer and the Trustee, as supplemented by a First Supplemental Indenture, dated as of March 18, 1998 (collectively, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act of 1939"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms. The terms of the Indentures shall govern any inconsistency between the terms of the Indenture and the Notes.

     The Notes are general unsecured obligations of the Issuer, limited to $115 million aggregate principal amount.

     5. Redemption at the Option of the Issuer. No sinking fund is provided for the Notes. The Notes will not be subject to redemption prior to April 4, 2001. On or after April 4, 2001, the Notes will be subject to redemption at the option of the Issuer, in whole or in part, in accordance with the provisions of the Indenture, at any time and from time to time, upon not less than 30 nor more than 60 days' notice, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest to (but excluding) the Redemption Date:

           If redeemed during
           the 12-month period
           beginning:                     Redemption Price

           April 1, 2001                       103.286%
           April 1, 2002                       102.464%
           April 1, 2003                       101.643%
           April 1, 2004                       100.821%


     6. Notice of Redemption. Notice of redemption will be sent by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address, in accordance with the provisions of the Indenture. If money sufficient to pay the Redemption Price of all Notes to be redeemed on the Redemption Date, together with accrued interest thereon to the Redemption Date, is deposited with the Trustee or any paying agent prior to or on the Redemption Date, on and after such date interest shall cease to accrue on such Notes or portions thereof.

     7. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing or publication of notice of redemption of Notes to be redeemed, (b) any Notes selected, called or being called for redemption, in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed or (c) any Note if the Holder thereof has exercised its right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased.

     8. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

     9. Unclaimed Money. The Trustee and each paying agent shall each return to the Issuer upon written request any money held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years. After return to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.

     10. Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to comply with Article Nine of the Indenture, or to make any change that does not adversely affect the rights of any Holder of Notes.

     11. Conversion Rights. Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Notes into fully paid and nonassessable shares of Common Stock of the Issuer at the initial Conversion Price per share of Common Stock of $___ (or ______ shares per $1,000 principal amount of Notes), or at the adjusted Conversion Price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Notes to the Issuer, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Notes.

     12. Subordination. Payment of principal, premium, if any, and interest on the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

     13. Repurchase at Option of Holder Upon a Change of Control. If there is a Change of Control, the Issuer shall be required to offer to purchase on the Repurchase Date all outstanding Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date. Holders of Notes will receive a Repurchase Offer from the Issuer prior to any related Repurchase Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     14. Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations (except with respect to any obligations that arise from or as a result of such transaction).

     15. Defaults and Remedies. If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee, if given by the Holders), may declare the principal of all of the Notes and the interest, if any, accrued thereon to be due and payable immediately; provided, however, that the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if all defaults under such Indenture are cured or waived.

     No Holder of Notes then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, such Indenture, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, (ii) the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee such reasonable indemnity as it may require with respect thereto and (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; provided that, the right of any Holder of any Note to receive payment of the principal of, premium, if any, or interest, if any, on such Note, on or after the respective due dates, or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that the Trustee may decline to follow such direction if the Trustee determines that such action or proceeding is unlawful or would involve the Trustee in personal liability.

     The Issuer is required to furnish to the Trustee annually a certificate as to compliance by the Issuer with all conditions and covenants under the Indenture.

     16. Trustee Dealings with the Issuer. Subject to certain limitations imposed by the Trust Indenture Act of 1939, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

     17.  No  Recourse  Against  Others.  A  director,   officer,   employee  or
stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     18.  Authentication.  This  Note  shall  not be valid  until an  authorized
signatory  of  the  Trustee   manually   signs  the  Trustee's   Certificate  of
Authentication on the other side of this Note.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

     20. GOVERNING LAW. THIS NOTE AND THE INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Issuer will furnish to any Holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to: EMCOR Group, Inc., 101 Merritt Seven Corporate Park, Norwalk, Connecticut 06851, Attention of Corporate Secretary.

OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Issuer pursuant to Article Fifteen of the Indenture, check the box: /__/

      If you want to elect to have only part of this Note purchased by the Issuer pursuant to Article Fifteen of the Indenture, state the amount you want to be purchased: $



Date:______________               Signature:__________________________________
                                            (Sign exactly as your name appears
                                             on the other side of this Note)

                      FORM OF ASSIGNMENT

      I or we assign this Note to




(Print or type name, address and zip code of assignee)

           Please insert Social Security or other identifying number of assignee and irrevocably appoint ________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


Date:                     Signed:
-------------------       ------------------------------------------------------
                               (Sign exactly as name appears
                               on the other side of this Note)






Signature Guarantee.*



----------------------------------

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guaranty acceptable to the Trustee).

                  FORM OF CONVERSION NOTICE

                              To: EMCOR Group, Inc.

                         $100,000,000

         __% Convertible Subordinated Notes due 2005

      The undersigned owner of this Note hereby: (i) irrevocably exercises the option to convert this Note, or the portion hereof below designated, for shares of Common Stock of EMCOR Group, Inc. in accordance with the terms of this Indenture referred to in this Note and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Note(s) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated _____________

                                    Signature

      Fill in for registration of shares if to be delivered, and of Notes if to be issued, otherwise than to and in the name of the registered holder.

                          Social Security or other
                          Taxpayer Identifying Number

                          (Name)
                          (Street Address)
                          (City, State and Zip Code)
                         (Please print name and address)

                          Principal amount to be
                          converted:  (if less than all)

                          $
Signature Guarantee.*

---------------------

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guaranty acceptable to the Trustee).